UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000 South Suite A
West Jordan, Utah		84088
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 801 566-6681

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sportsman’s Warehouse, Inc. (“SWI”) is a wholly owned subsidiary of Sportsman’s Warehouse Holdings, Inc. (the “Company”). On June 18, 2026, SWI as lead borrower, the Company as guarantor and other subsidiaries of the Company, each as borrowers, and PLC Agent LLC (the “Pathlight Agent”), as administrative and collateral agent for various lenders (the “ABL Lenders”), entered into an Amended and Restated ABL Term Loan Credit Agreement (the “A&R Term Loan Agreement”), which amends and restates the ABL Term Credit Agreement dated as of July 30, 2024 among the SWI, the Company, the other borrowers party thereto, the Pathlight Agent and the ABL Lenders (the "Prior Term Loan Agreement") governing the Company’s outstanding $45.0 million term loan (the “Term Loan”).

The A&R Term Loan Agreement amends the Prior Term Loan Agreement to, among other things, extend the stated maturity date to June 18, 2031, representing a five-year term from closing of the A&R Term Loan Agreement, and provide that the applicable margin for borrowings under the A&R Term Loan Agreement will be either 4.00% or 7.00% depending on the type of term loan.

The availability of loans under the A&R Term Loan Agreement are subject to a borrowing base calculation based on eligible credit card receivables, eligible inventory, the revolving borrowing base determined under the Amended Credit Agreement (as defined below), and reserves. Borrowings under the A&R Term Loan Agreement bear interest at a rate equal to (i) a specified term secured overnight financing rate (SOFR), plus (ii) 0.10% as a SOFR adjustment, plus (iii) the applicable margin as specified in the A&R Term Loan Agreement. As noted above, the applicable margin means will be either 4.00% or 7.00% depending on the type of term loan. Under the A&R Term Loan Agreement, loans may be required to be converted to base rate loans and in such case, the applicable margin rate will increase by 1.0%.

Each of the subsidiaries of the Company continues to be a borrower under the A&R Term Loan Agreement, and all obligations under the Term Loan are guaranteed by the Company. All of the obligations under the Term Loan are secured by a lien on substantially all of the Company’s tangible and intangible working capital assets and the tangible and intangible working capital assets of all of the Company’s subsidiaries. The lien securing the obligations under the Term Loan is a first priority lien as to equipment, fixtures, intellectual property, and equity interests.

The A&R Term Loan Agreement contains substantially the same affirmative and negative covenants as the Prior Term Loan Agreement. The A&R Term Loan Agreement also contains customary events of default, including defaults triggered by defaults under the Amended Credit Agreement.

On June 18, 2026, SWI, as lead borrower, the Company, as guarantor, and other subsidiaries of the Company, each as borrowers, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, collateral agent, swing line lender, letter of credit issuer and lender, with a consortium of banks led by Wells Fargo, entered into a Third Amendment to Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Security Agreement (the “Credit and Security Agreement Amendment”) to amend (i) through Annex A to the Third Amendment (the “Amended Credit Agreement”), that certain Amended and Restated Credit Agreement, dated as of May 23, 2018, as amended May 17, 2022, July 30, 2024, and June 18, 2026 by and among SWI, as lead borrower, and Wells Fargo, as agent and a lender, and the other parties listed on the signature pages thereto (the “Prior Credit Agreement”) and (ii) that certain Third Amended and Restated Security Agreement, dated as of July 30, 2024, by and among SWI, the Company and the other borrowers and guarantors, and Wells Fargo (the “Prior Security Agreement”).

The Amended Credit Agreement provides for a senior secured revolving credit facility (the “Revolving Line of Credit”) in an aggregate principal amount of $315,000,000, which represents a reduction from the prior $350,000,000 commitment. The Revolving Line of Credit has a maturity of June 18, 2031, representing a five-year term from closing of the Credit and Security Agreement Amendment. The reduction in the commitment size was implemented, among other reasons, to align the size of the facility with the Company’s operating needs.

Pursuant to the Amended Credit Agreement, borrowings under the Revolving Line of Credit will bear interest based on either the base rate or Term SOFR, at the Company’s option, in each case plus an applicable margin. The base rate is the greatest of (1) the floor rate (as defined in the credit agreement as a rate of interest equal to 0.0%) (2) Wells Fargo’s prime rate, (3) the federal funds rate (as defined in the Amended Credit Agreement) plus 0.50% or (4) the one-month Term SOFR (as defined in the Amended Credit Agreement) plus 1.00%. The applicable margin for loans under the revolving credit facility, which varies based on the average daily availability, ranges from 0.75% to 1.00% per year for base rate loans and from 1.75% to 2.00% per year for Term SOFR loans. The Company is required to pay a commitment fee for the unused portion of the revolving credit facility, which will range from 0.25% to 0.30% per annum, depending on the average daily availability under the Revolving Line of Credit.

Each of the subsidiaries of the Company continues to be a borrower under the Revolving Line of Credit, and all obligations under the Revolving Line of Credit are guaranteed by the Company. All of the obligations under the Revolving Line of Credit are secured by a lien on substantially all of the Company’s tangible and intangible working capital assets and the tangible and intangible working capital assets of all of the Company’s subsidiaries. The lien securing the obligations under the Revolving Line of Credit is a first priority lien as to certain liquid assets, including cash, accounts receivable, deposit accounts and inventory. In addition, the Amended Credit Agreement contains provisions that enable Wells Fargo to require the Company to maintain a lock-box for the collection of all receipts.

SWI may be required to make mandatory prepayments under the Amended Credit Agreement in the event of a disposition of certain property or assets, in the event of receipt of certain insurance or condemnation proceeds, upon the issuance of certain debt or equity securities, upon the incurrence of certain indebtedness for borrowed money or upon the receipt of certain payments not received in the ordinary course of business.

The Amended Credit Agreement contains substantially the same affirmative and negative covenants as the Prior Credit Agreement. The Amended Credit Agreement also contains customary events of default for the Revolving Line of Credit, including defaults triggered by defaults under the Term Loan Agreement.

The foregoing summaries of the Term Loan Agreement and the Credit and Security Agreement Amendment, including Annex A that is the Amended Credit Agreement, do not purport to be complete and are qualified in their respective entirety by reference to the full text of the Term Loan Agreement and the Credit and Security Agreement Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

Description

10.1†

ABL Term Loan Credit Agreement, dated June 18, 2026, by and among Sportsman’s Warehouse, Inc., as lead borrower, the other borrowers and guarantors party thereto, PLC Agent LLC, as administrative and collateral agent, and the lenders party thereto.

10.2†

Third Amendment to Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Security Agreement, dated June 18, 2026, by and among Sportsman’s Warehouse, Inc., as lead borrower, the other borrowers and guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104

Cover Page Interactive Data File (embedded within the Inline XBRL document).

† The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date:	June 24, 2026	By:	/s/ Jennifer Fall Jung
		Name: Title:	Jennifer Fall Jung Secretary and Chief Financial Officer